Exhibit 10.1
                                   AGREEMENT

This agreement is made as of August 8, 1997 at Walnut Creek, California, between InterBet, Inc., a Nevada Corporation having its principal office in Walnut Creek , California (InterBet), and The Big Lagoon Rancheria Tribe (Tribe), a federally recognized tribe located in Trinidad, California.

Whereas: The Big Lagoon Rancheria is governed by the Tribal Council which is empowered to enact all ordinances and resolutions necessary for adopting Gaming ordinances, and such ordinance has been adopted, and;

Whereas: The National Indian Gaming Commission has approved the tribal gaming ordinance adopted August 5, 1994 by the Tribe, and;

Whereas: InterBet desires assist in the conduct of a Bingo for cash game on the World Wide Web Internet in conjunction with the Tribe and by agreement with the Tribe to share in the net proceeds of such gaming.

NOW, THEREFORE, the parties agree as follows:

                                 -Article One-
                                 USE OF LICENSE

1.1 Tribe agrees to use its gaming license to conduct, via the World Wide Web Internet, Bingo for cash and such other games as may be approved for gaming on Indian lands as defined in the Indian Gaming Regulatory Act (IGRA).

                                 -Article Two-
                                      FEES

2.1 InterBet agrees to pay all costs associated with the establishment and operation of thisenterprise, and to pay to the Tribe no less than sixty percent (60%) and no more than seventy percent (70%) of net proceeds, whichever shall be allowed by the guidelines of the National Indian Gaming Commission.

2.2 A bank such as Monument National Bank of Ridgecrest, California, shall receive and hold all funds payable to the Tribe as determined by monthly audit.

2.3 InterBet agrees to pay the sum of Five Thousand Dollars ($5,000.00) to the Tribe at the time of signing this agreement. 2.4 InterBet agrees that, upon approval of the contract between InterBet and the Tribe, the first Fifty Thousand Dollars ($50,000.00) received from the conduct of the Bingo-for-cash game on the World Wide Web shall be paid to the Tribe, without regard to the distributioformula of paragraph 2.1 herein.
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                                -Article Three-
                                    Approval

3.1 Tribe agrees to promptly submit this agreement for approval of any agency or regulatory body which might be required by Big Lagoon Rancheria Constitution or the IGRA, or the National Indian Gaming Commission.

                                 -Article Four-
                                      TERM

4.1 This Agreement shall commence on the date first written above and shall continue for the period of five years, unless earlier terminated as follows:

4.2 Either party may terminate this Agreement in the event of a breach by the other party orany of its obligations contained herein if such breach continues uncured for a period of ten (10) days after written notice of such breach to the other party.

4.3 Either party may terminate this Agreement upon written notice to the other party if termination is required by action of any Indian, federal or state regulating body, court , or agency.

                                 -Article Five-
                                  SEVERABILITY

5.1 If any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Agreement and the remainder thereof shall remain in full force and effect.

                                 -Article Six-
                                ENTIRE AGREEMENT

6.1 This Agreement constitutes the entire Agreement of the parties, and supersedes all previous understandings between the parties with respect to the subject matter hereof. There are no oral representations.

BIG LAGOON RANCHERIA                                      INTERBET, INC.

By:  /s/Virgil Moorehead                          By: /s/Samuel Rosenthal
     Virgil Moorehead, Chairperson                    Samuel Rosenthal, Chairman
     Big Lagoon Rancheria                             InterBet, Inc.
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